SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities of 1934
(Amendment No.  )
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☐	Preliminary Information Statement
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JANEL CORPORATION
(Name of Registrant as Specified in its Charter)
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JANEL CORPORATION
80 Eighth Avenue
New York, New York 10011
NOTICE OF ACTION BY WRITTEN CONSENT
To the Shareholders of Janel Corporation:
Janel Corporation, a Nevada corporation (which we refer to as “Janel” or the “Company”), is writing to advise you that the Company has obtained written consent from shareholders holding a majority of the outstanding shares of voting securities of the Company entitled to vote as of August 22, 2025, approving an amendment to the Company’s Articles of Incorporation restricting certain transfers of our stock, including but not limited to our common stock, so as to preserve the value to Janel and our shareholders of certain tax benefits (the “Charter Amendment”). Details of the Charter Amendment and other important information are set forth in the accompanying Information Statement.
The Board of Directors, by unanimous vote, (i) approved and declared advisable the Charter Amendment and (ii) resolved to submit to our shareholders and recommend that our shareholders adopt the Charter Amendment. Section 78.320 of the Nevada Revised Statutes (“NRS”) provides in substance that unless a company’s articles of incorporation provide otherwise, shareholder action may be taken without a meeting and without prior notice, by written consent of the shareholders holding at least a majority of the voting power of such corporation. In accordance with Section 78.390 of the NRS and the Company’s Articles of Incorporation, the affirmative vote of the holders of a majority of the outstanding voting power of the Company is required to approve the Charter Amendment. On that basis, the holders of a majority of the voting power of the Company have approved the Charter Amendment. No other vote or shareholder action is required. Accordingly, your vote is not required for the approval of the Charter Amendment and we are not asking you to take any action in connection with the Charter Amendment.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US
A PROXY.
Please read the enclosed Information Statement carefully and in its entirety. Although you will not have an opportunity to vote on the approval of the Charter Amendment, this Information Statement contains important information about the Charter Amendment.

By Order of the Board of Directors

Darren Seirer
Chairman, President and Chief Executive Officer

New York, New York
September 4, 2025

JANEL CORPORATION
80 Eighth Avenue
New York, New York 10011
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
This Information Statement is being furnished to all record and beneficial owners of the common stock, $0.001 par value per share (the “Common Stock”), of Janel Corporation, a Nevada corporation (which we refer to herein as “Janel,” the “Company,” “we” or “us”), to advise them of the corporate action described herein, which has been authorized by the written consent of shareholders owning a majority of the outstanding voting power of the Company entitled to vote thereon. This action is being taken in accordance with the requirements of the Nevada Revised Statutes (“NRS”).
On August 22, 2025, Janel’s Board of Directors (the “Board”), by unanimous vote, (i) approved and declared advisable an amendment to the Company’s Articles of Incorporation restricting certain transfers of our Common Stock so as to preserve the value to Janel and our shareholders of certain tax benefits (the “Charter Amendment”) and (ii) resolved to submit to our shareholders and recommend that our shareholders adopt the Charter Amendment.
The Board had fixed the close of business on August 22, 2025 as the record date (the “Record Date”) for the determination of shareholders entitled to vote on the approval of the Charter Amendment and to notice of the action approving the Charter Amendment. The Company’s only outstanding class of voting securities is the Common Stock. On the Record Date, there were outstanding 1,206,354 shares of Common Stock. Each record holder of shares of Common Stock on the Record Date was entitled to one vote for each share held on all matters to come before the shareholders for approval.
Under Section 78.320 of the NRS, any action required or permitted to be taken at a meeting of the shareholders of a Nevada corporation may be taken without a meeting and without prior notice, if a written consent thereto is signed by shareholders holding at least a majority of the voting power of such corporation (unless a greater proportion of voting power is required to take such action at a meeting, in which case such greater proportion of written consents is required). Under Section 78.390 of the NRS and the Company’s Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of the Company is required to approve the Charter Amendment.
On August 22, 2025, the Company received executed written consents from shareholders, who, in the aggregate, are the record owners of 881,076 shares of Common Stock, representing in the aggregate 74.27% of the outstanding shares, authorizing and approving the Charter Amendment. Accordingly, the Charter Amendment has been approved by holders representing approximately 74.27% of the voting power of the Company. As such, no vote or further action of the shareholders of the Company is required to approve the Charter Amendment. You are hereby being provided with this Information Statement pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify you of actions we are taking pursuant to the written consent of a majority of shareholders in lieu of a meeting of shareholders. However, the Charter Amendment will not be effective until at least twenty (20) calendar days after this Information Statement has first been sent to our shareholders.
No officer, director or principal shareholder has a substantial or material interest in the approval of the Charter Amendment other than as discussed herein.
The executive offices of the Company are located at 80 Eighth Avenue, New York, New York 10011, and its telephone number is (212) 373-5895.
This Information Statement is first being mailed to Shareholders on or about September 14, 2025 and is being furnished for informational purposes only.

FORWARD-LOOKING INFORMATION
The statements contained in all parts of this document that are not historical facts are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this document, the words “anticipate,” “estimate,” “expect,” “may,” “plans,” “project,” and similar expressions are intended to be among the statements that identify forward-looking statements. Our results may differ significantly from the results discussed in the forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, those relating to costs, delays and difficulties related to the Company’s dependence on its ability to attract and retain skilled managers and other personnel; the intense competition within the freight industry; the uncertainty of the Company’s ability to manage and continue its growth and implement its business strategy; the Company’s dependence on the availability of cargo space to serve its customers; effects of regulation; its vulnerability to general economic conditions and dependence on its principal customers; accuracy of accounting and other estimates; risk of international operations; risks relating to acquisitions; the Company’s future financial and operating results, cash needs and demand for its services; and the Company’s ability to maintain and comply with permits and licenses; as well as other risk factors described in the Company’s Annual Report for the year ended September 30, 2024, filed with the SEC on December 6, 2024 (the “2024 Annual Report”) Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those projected.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth information concerning beneficial ownership of shares of Common Stock outstanding as of the Record Date. For purposes of calculating beneficial ownership, Rule 13d-3 of the Exchange Act requires inclusion of shares of Common Stock that may be acquired within sixty (60) days of the stated date. Unless otherwise indicated in the footnotes to a table, beneficial ownership of shares represents sole voting and investment power with respect to those shares.
Certain Beneficial Owners
The following table reflects the names and addresses of the only persons known to the Company to be the beneficial owners of 5% or more of the shares of Common Stock outstanding as of the Record Date.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Class
Oaxaca Group L.L.C. 80 Eighth Avenue New York, New York 10011	485,302(1)	40.0%

John Eidinger 80 Eighth Avenue New York, New York 10011	186,704	15.4%

John J. Gonzalez II 80 Eighth Avenue New York, New York 10011	96,069(2)	7.9%

van Kesteren Foundation Seestrasse 39 8846 Willerzell Switzerland	85,000(3)	7.0%

Brendan Killackey 80 Eighth Avenue New York, New York 10011	61,300	5.1%

(1)	These shares are held by Oaxaca Group L.L.C. Dominique Schulte is the sole member of Oaxaca Group L.L.C. and, therefore, shares beneficial ownership of these shares.
(2)	Includes 833 shares of Common Stock issuable upon the exercise of stock options that may be exercised within 60 days of the Record Date.
(3)
Gerard van Kesteren, a director of the Company, and his wife are members of the Board of Directors of the van Kesteren Foundation. Mr. van Kesteren disclaims beneficial ownership of the shares of the Company’s Common Stock held by the van Kesteren Foundation.

Management
The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included in the 2024 Annual Report, (ii) each current director and (iii) all directors and executive officers of the Company as a group. An asterisk (*) indicates ownership of less than 1%.

Name of Beneficial Owner	Shares Beneficially Owned	Percent of Common Stock Class
John Eidinger	186,704	15.5%
John J. Gonzalez II	96,069(1)	7.9%
Gerard van Kesteren	37,999(1)(2)	3.1%
Gregory J. Melsen	11,875(3)	1.0%
Karen M. Ryan	6,944(4)	*
Gregory B. Graves	5,507	*
Joseph R. Ferrara	—	*
Darren C. Seirer(5)	—	*
All directors and executive officers as a group (8 persons)	345,098	28.0%

(1)	Includes 4,999 shares of Common Stock issuable upon the exercise of stock options that may be exercised within sixty (60) days of the Record Date.
(2)	Does not include shares owned by van Kesteren Foundation. See footnote 3 to the Certain Beneficial Owners table.
(3)	Shares of Common Stock issuable upon the exercise of stock options that may be exercised within sixty (60) days of the Record Date.
(4)	Includes 2,500 shares of Common Stock issuable upon the exercise of stock options that may be exercised within sixty (60) days of the Record Date.
(5)	Does not include shares beneficially owned by Dominique Schulte, Mr. Seirer’s spouse, which are referenced above.

AMENDMENT TO THE JANEL ARTICLES OF INCORPORATION
Background
Janel currently holds a 46.6% interest in Rubicon Technology, Inc., a Delaware corporation (“Rubicon”). Janel has entered into an agreement, subject to Rubicon shareholder approval, pursuant to which Janel will acquire additional shares of Rubicon stock, following which Janel will hold an approximately 86.5% interest in Rubicon. Furthermore, contingent upon a successful Rubicon shareholder vote and consummation of that transaction, Janel currently expects to make a tender offer for additional shares of Rubicon stock following which Janel Corp would own approximately 90.7% of Rubicon’s outstanding common stock. While Janel does not have any specific plans at this time to increase its ownership of Rubicon beyond 90.7%, in the event Janel, from time to time, acquires additional Rubicon shares, Janel could own an even greater percentage of Rubicon.
Rubicon’s business operations generated substantial net operating losses (“NOLs”). Under federal tax laws, a company generally can use its NOLs and certain related tax credits to reduce ordinary income tax paid in the company’s prior two tax years or on future taxable income for up to 20 years, when they “expire” for such purposes. Until they expire, a company can “carry forward” NOLs and certain related tax credits that it does not use in any particular year to offset taxable income in future years.
As of December 31, 2024, Rubicon had more than $190 million in federal NOLs. While we cannot estimate the exact amount of NOLs that Rubicon can use to reduce future income tax liability because we cannot predict the amount and timing of our future taxable income, we believe that Rubicon’s NOLs are very valuable assets that could save up to federal and state taxes in the future.
Rubicon’s ability to utilize its NOLs to offset future taxable income may be significantly limited if Rubicon experiences an “ownership change,” as determined under Section 382 of the Internal Revenue Code (“Section 382”). Inasmuch as Janel owns a large percentage of Rubicon, a change in ownership of Janel stock would be deemed an indirect “ownership change” of Rubicon stock as determined under Section 382. If Janel would own 100% of Rubicon, under Section 382, an “ownership change” in Rubicon would occur if, over a rolling three-year period, there would be an aggregate increase of 50 percentage points or more in the percentage of Janel stock owned by one or more of our “5-percent shareholders” (as determined under the rules of Section 382 and the related regulations and guidance thereunder). An entity that experiences an ownership change generally will be subject to an annual limitation on, among other tax attributes, its pre-ownership change tax losses and credit carryforwards equal to the equity value of the company immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (IRS), subject to certain adjustments. The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on Rubicon’s ability to utilize its NOLs arising from an ownership change under Section 382 would depend on the value of Rubicon’s equity immediately before any ownership change.
A shift in ownership of Janel stock can be an indirect shift in Rubicon stock. For example, Janel currently owns 46.6% of Rubicon’s issued and outstanding shares of stock. As such, a holder of more than 10.7% of Janel stock could be considered a “5-percent shareholder” of Rubicon who could trigger a Section 382 “ownership change” in Rubicon. However, if, as currently planned, Janel acquires additional Rubicon shares, Janel could own a significantly greater percentage of Rubicon and an owner of between 5% and 10% of Janel stock could be deemed a “5-percent shareholder” of Rubicon who could trigger a Section 382 “ownership change” in Rubicon.
If an ownership change were to occur, the limitations imposed by Section 382 could result in a material amount of Rubicon’s NOLs expiring unused. This would significantly impair the value of Rubicon’s NOLs. While the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred, we currently believe that an ownership change has not occurred. However, if no action is taken, we believe it is possible that Rubicon could experience an ownership change in the future.
After careful consideration, the Board determined that the most effective way to protect the benefits of Rubicon’s NOLs for long-term Janel shareholder value is to adopt the Charter Amendment. Accordingly, on August 22, 2025, the Board adopted a resolution approving and declaring advisable the Charter Amendment and directed that the Charter Amendment be submitted to Janel’s shareholders for action.

The Charter Amendment, which is designed to prevent certain transfers of Janel’s securities that could result in an ownership change, is described below, and its full terms can be found in Annex A to this information statement. Adoption of the Charter Amendment requires the approval of a majority of the outstanding shares of our Common Stock.
The Board urges our shareholders to carefully read the description of the Charter Amendment, the items discussed below under the heading “Certain Considerations Related to the Charter Amendment,” and the full terms of the Charter Amendment, attached as Annex A to this information statement. It is important to note that the Charter Amendment does not offer a complete solution and an ownership change may occur even if the Charter Amendment is adopted. There may be limitations on the enforceability of the Charter Amendment against shareholders who do not vote to adopt it that may allow an ownership change to occur. The limitations of the Charter Amendment are described in more detail below. The Board nevertheless believes that the adoption of the Charter Amendment is appropriate and that it will serve as an important tool to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of Rubicon’s NOLs to Janel as a shareholder of Rubicon.
Charter Amendment
For the reasons discussed above, the Board adopted and recommended to Janel’s shareholders the adoption of the Charter Amendment. The Board believes it is in Janel’s and our shareholders’ best interests to adopt the Charter Amendment to help protect the benefits of Rubicon’s NOLs for Janel.
The purpose of the Charter Amendment is to assist Janel in protecting long-term value to the Company of Rubicon’s accumulated NOLs by prohibiting transfers and issuances of Janel stock that change the indirect ownership of Rubicon such that Rubicon loses the benefits of Rubicon’s NOLs. In addition, the Charter Amendment includes a mechanism to block the impact of such transfers while allowing purchasers an opportunity to receive their money back from prohibited purchases. These transfer restrictions would be implemented by an amendment to Janel’s Certificate of Incorporation adopting the Charter Amendment.
Description of the Charter Amendment
The following description of the Charter Amendment is qualified in its entirety by reference to the full text of the Charter Amendment, which is contained in a proposed new Article Twelfth of the Certificate of Incorporation and can be found in Annex A to this information statement. Please read the Charter Amendment in its entirety as the discussion below is only a summary.
Prohibited Transfers. The Charter Amendment generally will restrict any direct or indirect transfer of our stock (such as transfers of our securities that result from the transfer of interests in other entities that own our Common Stock) if the effect would be to:
•	increase the direct or indirect ownership of our stock by any Person or Persons (as defined below) from less than 5% to 5% or more of our stock or ownership interest;
•	increase or decrease the direct or indirect ownership of our stock by any Person or Persons already owning or deemed to own 5% or more of our stock or ownership interest; or
•
increase or decrease the ownership interest of Rubicon by a Person owning or deemed to own 5% or more of the indirect ownership interest of Rubicon due to their direct or indirect ownership of Janel stock.

As used in the Charter Amendment, “Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.
Restricted transfers include sales to Persons whose resulting percentage ownership (direct or indirect) of our Common Stock would exceed or further exceed the 5% thresholds discussed above, or to Persons whose direct or indirect ownership of our Common Stock would, by attribution, cause another Person to exceed or further exceed such threshold. Complicated stock ownership rules prescribed by the Code (and regulations promulgated thereunder) will apply in determining whether a Person is a 5% shareholder under the Charter Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group does not increase the percentage of our Common Stock owned directly or indirectly by the public group and, therefore, those transfers are not restricted. For purposes of determining the existence and identity of, and the amount of our Common Stock owned by, any shareholder, we will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to our actual knowledge of the ownership of our Common Stock. The Charter Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of our Common Stock, to provide all information reasonably requested regarding such person’s direct and indirect ownership of our Common Stock.
These transfer restrictions may result in the delay or refusal of certain requested transfers of our Common Stock or prohibit ownership (thus requiring dispositions) of our Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity other than us that, directly or indirectly, owns our Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to our stock, including but not limited to Common Stock, to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership.
Consequences of Prohibited Transfers. Upon effectiveness of the Charter Amendment, any direct or indirect transfer attempted in violation of the Charter Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the ownership of the direct owner of our stock would terminate simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the shares attempted to be owned in violation of the Charter Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of that stock, or in the case of options, receiving our stock in respect of their exercise. In this Information Statement, our stock purportedly acquired in violation of the Charter Amendment is referred to as “excess stock.”
In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to our agent along with any dividends or other distributions paid with respect to that excess stock. Our agent will sell the excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Charter Amendment. The net proceeds of the sale, together with any other distributions with respect to the excess stock received by our agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire the excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary selected by the Board. If the excess stock is sold by the purported transferee, that person will be treated as having sold the excess stock on behalf of the agent and will be required to remit all proceeds to our agent (except to the extent we grant written permission to the purported transferee to retain an amount not to exceed the amount that person otherwise would have been entitled to retain had our agent sold the excess stock).
To the extent permitted by law, any shareholder who knowingly violates the Charter Amendment will be liable for any and all damages we suffer as a result of such violation, including damages resulting from any limitation in Rubicon’s ability to use Rubicon’s NOLs and any professional fees incurred in connection with addressing the violation.
With respect to any transfer of our stock that does not involve a transfer of our “securities” within the meaning of the NRS but that would cause any shareholder of 5% or more of our stock to violate the Charter Amendment, the following procedure will apply in lieu of those described above: Any shareholder and/or any person whose ownership of our securities is attributed to that shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause that holder not to be in violation of the Charter Amendment, and the securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to the shareholder or the other person that was the direct holder of the excess stock from the proceeds of sale by the agent being the fair market value of the excess stock at the time of the prohibited transfer.
Public Groups; Modification and Waiver of Transfer Restrictions. A transfer from one member of a “public group” to another member of the same public group that does not result in the transferee being treated as a “5-percent shareholder” under Section 382 does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted under the Charter Amendment.

In addition, the Board will have the discretion to approve a transfer of our stock that would otherwise violate the Charter Amendment if it determines that the transfer is in our and our shareholders’ best interests. If the Board decides to permit such a transfer, that transfer or later transfers may result in an ownership change that could limit our use of Rubicon’s NOLs. In deciding whether to grant a waiver, the Board may seek the advice of counsel and tax experts with respect to the preservation of Rubicon’s NOLs. In addition, the Board may request relevant information from the acquirer and/or selling party to determine compliance with the Charter Amendment or the status of our federal income tax benefits, including an opinion of counsel selected by the Board (the cost of which will be borne by the transferor and/or the transferee) that the transfer will not result in a limitation on the use of Rubicon’s NOLs under Section 382. If the Board decides to grant a waiver, it may impose conditions on the acquirer or selling party.
In the event of a change in law, the Board will be authorized to modify the threshold for prohibited percentage ownership interest (currently 5%) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve Rubicon’s NOLs or that the continuation of these restrictions is no longer reasonably necessary for that purpose, as applicable. Our shareholders will be notified of any such determination through a filing with the Securities and Exchange Commission or such other method of notice as our Secretary shall deem appropriate.
The Board may establish, modify, amend or rescind our By-Laws, regulations and procedures for the purpose of determining whether any transfer of our Common Stock would jeopardize our ability to preserve and use Rubicon’s NOLs.
Implementation and Expiration of the Charter Amendment
The Charter Amendment was approved by written consent of Janel shareholders owning 74.27% of Janel’s outstanding Common Stock. The Company intends to file the Certificate of Amendment effecting the Charter Amendment in the form attached hereto as Appendix A on or about the date that is twenty (20) calendar days after this Information Statement is sent to Company shareholders who would otherwise have been entitled to notice of a meeting to approve the Charter Amendment. In no event will the Certificate of Amendment be effective earlier than the date that is twenty (20) days after the date this Information Statement is sent to shareholders. Upon filing of the Charter Amendment with the Secretary of State of the State of Nevada, the Charter Amendment will become effective. We intend thereafter to enforce the restrictions in the Charter Amendment so as to seek to preserve the future use of Rubicon’s NOLs. We also intend to include a legend reflecting the transfer restrictions included in the Charter Amendment on certificates representing newly issued or transferred certificated shares, to disclose the restrictions to persons holding our stock in uncertificated form and to disclose the restrictions to the public generally.
The Charter Amendment would expire on the earliest of (i) the start of business on December 31, 2028, (ii) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article 12 is no longer necessary or desirable for the preservation of NOLs, (iii) the close of business on the first day of our taxable year as to which the Board determines that no NOLs may be carried forward and (iv) such date as the Board otherwise determines that the Charter Amendment is no longer necessary for the preservation of the NOLs. The Board may also accelerate or extend the expiration date of the Charter Amendment in the event of a change in the law; provided that the Board has determined that such action is reasonably advisable to preserve NOLs or that continuation of the restrictions contained in the Charter Amendment is no longer reasonably necessary for the preservation of NOLs.
Effectiveness and Enforceability
Although the Charter Amendment is intended to reduce the likelihood of an ownership change, we cannot eliminate the possibility that an ownership change will occur even if the Charter Amendment is adopted given that:
•	The Board can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in Janel’s and our shareholders’ best interests;
•
A court could find that part or all of the Charter Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Nevada, our jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including NOLs). Nevada law provides that transfer restrictions with respect to shares of our Common Stock issued prior to the effectiveness of the restrictions generally will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of those shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing those shares, or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). We intend to cause shares of our stock issued after the effectiveness of the Charter Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares, and therefore under Nevada law any newly issued shares will be subject to the transfer restriction. We also intend to disclose these restrictions to persons holding our stock in uncertificated form. Nonetheless, a court could find that the Charter Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation; and
•
Despite the adoption of the Charter Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, we cannot assure you that an ownership change will not occur even if the Charter Amendment is made effective.

As a result of these and other factors, the Charter Amendment is intended to reduce, but does not eliminate, the risk that we will undergo an ownership change that would limit our ability to utilize Rubicon’s NOLs.
Section 382 Ownership Change Determinations
The rules of Section 382 are very complex and are beyond the scope of this summary discussion. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:
•
All shareholders who each own less than 5% of our Common Stock are generally (but not always) treated as a single “5-percent shareholder” (referred to as a “public group”) for purposes of Section 382. Transactions in the public markets among shareholders who are members of a public group are generally (but not always) excluded from the Section 382 calculation.

•
There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•
Acquisitions by a person that cause the person to become a Section 382 “5-percent shareholder” generally result in a 5% (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•
Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if that treatment would result in an ownership change.

•
Our redemption or buyback of our Common Stock may increase the ownership of any Section 382 “5-percent shareholders” (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an ownership change. In addition, it is possible that a redemption or buyback of shares could cause a holder of less than 5% to become a Section 382 “5-percent shareholder,” resulting in a 5% (or more) change in ownership.

Required Approval of the Charter Amendment
Under Section 78.390 of the NRS and the Company’s Articles of Incorporation, the Charter Amendment is adopted if shareholders holding shares of Common Stock entitling them to exercise a majority of the voting power of the Company vote in favor of the Charter Amendment. Under Section 78.320 of the NRS and Article II, Section 7 of the Company’s Bylaws, any action required or permitted to be taken at a meeting of the shareholders of the Company may be taken without a meeting and without prior notice, if a written consent thereto is signed by shareholders holding at least a majority of the voting power of the Company (or such greater proportion of voting power as required by statute or the Company’s Articles of Incorporation for such action).

On August 22, 2025, the Company received executed written consents from a director and affiliates of the Company holding an aggregate of 881,076 shares of Common Stock, representing 74.27% of the voting power of the Company on the Record Date, authorizing and approving the Charter Amendment. Accordingly, the Company has the requisite shareholder approval to adopt the Charter Amendment.
Effectiveness of Charter Amendment
The Company intends to file the Certificate of Amendment effecting the Charter Amendment in the form attached hereto as Appendix A on or about the date that is twenty (20) calendar days after this Information Statement is sent to Company shareholders who would otherwise have been entitled to notice of a meeting to approve the Charter Amendment. In no event will the Certificate of Amendment be effective earlier than the date that is twenty (20) days after the date this Information Statement is sent to shareholders.

CERTAIN CONSIDERATIONS RELATED TO THE CHARTER AMENDMENT
The Board believes that attempting to protect the tax benefits of Rubicon’s NOLs as described above is in our and our shareholders’ best interests. However, for the reasons set forth below, we cannot eliminate the possibility that an “ownership change” will occur even if the Charter Amendment is adopted.
The IRS could challenge the amount of Rubicon’s NOLs or claim we experienced an “ownership change,” which could reduce the amount of Rubicon’s NOLs that we can use or eliminate our ability to use them altogether.
The IRS has not audited or otherwise validated the amount of Rubicon’s NOLs. The IRS could challenge the amount of Rubicon’s NOLs, which could limit our ability to use Rubicon’s NOLs to reduce our future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an “ownership change” has occurred. Therefore, we cannot assure you that the IRS will not claim that we experienced an “ownership change” and attempt to reduce or eliminate the benefit of Rubicon’s NOLs even if the Charter Amendment is in place.
Continued Risk of “Ownership Change”
Although the Charter Amendment is intended to reduce the likelihood of an “ownership change,” we cannot assure you that they would prevent all transfers of our Common Stock that could result in such an “ownership change.” In particular, absent a court determination, we cannot assure you that the Charter Amendment’s restrictions on acquisition of our Common Stock will be enforceable against all our shareholders, as discussed above.
Potential Effects on Liquidity
The Charter Amendment will restrict a shareholder’s ability to acquire, directly or indirectly, additional shares of our Common Stock in excess of the specified limitations. Furthermore, a shareholder’s ability to dispose of our Common Stock may be limited by reducing the class of potential acquirers for such Common Stock. In addition, a shareholder’s ownership of our Common Stock may become subject to the restrictions of the Charter Amendment upon actions taken by persons related to, or affiliated with, them. Shareholders are advised to carefully monitor their ownership of our stock and consult their own legal advisors and/or us to determine whether their ownership of our stock approaches the restricted levels.
Potential Impact on Value
The Board intends to include a legend reflecting the transfer restrictions included in the Charter Amendment on certificates representing newly issued or transferred shares and to disclose such restrictions to persons holding our Common Stock in uncertificated form, and to disclose such restrictions to the public generally. Because certain buyers, including persons who wish to acquire 5% or more of our Common Stock and certain institutional holders who may not be comfortable holding our Common Stock with restrictive legends, may not be able to purchase our Common Stock, the Charter Amendment could depress the value of our Common Stock in an amount that could more than offset any value preserved from protecting Rubicon’s NOLs.
Anti-Takeover Impact
The Charter Amendment is designed to preserve the long-term value of Rubicon’s NOLs and is not intended to prevent a takeover of the Company. However, the Charter Amendment could be deemed to have an “anti-takeover” effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 5% or more of our Common Stock and the ability of persons, entities or groups now owning 5% or more of our Common Stock from acquiring additional shares of our Common Stock without the approval of the Board. Accordingly, the overall effects of the Charter Amendment may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of our securities. The Charter Amendment is not part of a plan by us to adopt a series of anti-takeover measures, and we do not presently intend to propose or adopt any other anti-takeover measures. We are presently not aware of any potential takeover transaction.

ADDITIONAL QUESTIONS
If you have any additional questions about the Charter Amendment, or would like additional copies of this Information Statement, you should contact: Janel Corporation, 80 Eighth Avenue, New York, New York 10011, Attention: Nathan Shandy, Chief Financial Officer and Secretary.
APPRAISAL RIGHTS
Shareholders of the Company have no right under Nevada law to dissent from or exercise appraisal rights in connection with any of the actions described in this Information Statement.
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON
No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Charter Amendment other than as discussed herein.

EXPENSE OF INFORMATION STATEMENT
The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may supplement it. Additional copies of this Information Statement may be obtained at no charge by writing to the Company at Janel Corporation, 80 Eighth Avenue, New York, New York 10011.
AVAILABLE INFORMATION
Please read all the sections of this Information Statement carefully. The Company is subject to the reporting and informational requirements of the Exchange Act and in accordance therewith, files reports, proxy statements and other information with the SEC. These reports, proxy statements and other information filed by the Company with the SEC may be inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Copies of this material also may be obtained from the SEC at prescribed rates. Copies of our Annual Report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, are available free of charge on our website, http://www.janelcorp.com/, as soon as they are filed with the SEC through a link to the SEC’s EDGAR reporting system. Simply select the “Investor Relations” menu item, then click on the “For SEC Filings” link. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

By Order of the Board of Directors

Darren Seirer
Chairman, President and Chief Executive Officer

New York, New York
September 4, 2025

Appendix A – Certificate of Amendment

APPENDIX A

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State:

Janel Corporation

Entity or Nevada Business Identification Number (NVID): NV20001405510

2. Restated or Amended and Restated Articles: (Select one)

(If amending and restating only, complete section 1,2 3, 5 and 6)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:
The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box)

(If amending, complete section 1, 3, 5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 74.27%

Or ☐ No action by stockholders is required, name change only.

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended.
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ Other: (specify changes)

☐ Dissolution
☐ Merger
☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

Page 1 of 2
Revised: 9/1/2023

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)

Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☒ Articles have been added.
- ☐ Articles have been deleted.
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

Adding Article 12 attached hereto.

(attach additional page(s) if necessary)

6. Signature: (Required)

X ______________________________ Chief Executive Officer
Signature of Officer or Authorized Signer — Title

X ______________________________ Chief Financial Officer
Signature of Officer or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

ARTICLE 12: PROTECTION OF TAX BENEFITS.
(a) The following capitalized terms have the following meanings when used in this Article 12 with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):
(i) “Agent” has the meaning set forth in Article 12(e).
(ii) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
(iii) “Associate” means, when used to indicate a relationship with any Person, (a) any corporation or organization of which such Person is a director, officer, member or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.
(iv) “Code” means the Internal Revenue Code of 1986, as amended.
(v) “Derivatives Contract” means a contract between two parties (the “Receiving Party” and the “Counterparty”) that is designed to produce economic benefits and risks to the Receiving Party that correspond substantially to the ownership by the Receiving Party of a number of units of Stock specified or referenced in such contract (the number corresponding to such economic benefits and risks, the “Notional Units”), regardless of whether obligations under such contract are required or permitted to be settled through the delivery of cash, Stock or other property, without regard to any short position under the same or any other Derivatives Contract. For the avoidance of doubt, interests in broad-based index options, broad-based index futures and broad-based publicly traded market baskets of stocks approved for trading by the appropriate federal governmental authority shall not be deemed “Derivatives Contracts.”
(vi) “Effective Date” means the date the certificate of amendment seeking to add this Article 12 to the Corporation’s Amended and Restated Articles of Incorporation is filed with the Nevada Secretary of State, pursuant to NRS 78.385 and 78.390.
(vii) “Equity Instrument” means each of (A) any Stock of the Corporation and (B) any warrant, right, or option (including, but not limited to, any option within the meaning Treas. Reg. § 1.382-2T(h)(4)(v) or Treas. Reg. § 1.382-4(d)(9)) to purchase Stock of the Corporation.
(viii) “Excess Security” means any Equity Instrument that, in whole or in part and/or together with one or more other Equity Instruments, gives rise to or is otherwise the subject of (or, but for the application of this Article 12, would give rise to or otherwise would be the subject of) a Prohibited Transfer. If an Equity Instrument becomes an Excess Security, in whole or in part, as a result of a Person’s Percentage Subsidiary Ownership in a Subsidiary, such Equity Instrument shall remain and continue to be treated as an Excess Security, without regard to any concurrent or subsequent reduction in such Person’s Percentage Subsidiary Ownership of the Subsidiary.
(ix) “Expiration Date” means the earliest of (A) the start of business on December 31, 2028, (B) the repeal of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article 12 is no longer necessary or desirable for the preservation of any Tax Benefits, (C) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward or (D) such date as the Board of Directors shall fix in accordance with Article 12(m).
(x) “Grandfathered Owner” means any Person, together with all of its Affiliates and Associates, whose Percentage Ownership, as of the Effective Date, equals or exceeds the applicable Ownership Limit due to the application of the proviso in Article 12(a)(xxv). A Person shall cease to be a “Grandfathered Owner” if and when (1) such Person’s Percentage Ownership falls below the Ownership Limit; or (2) such Person increases or decreases its Percentage Ownership. For the avoidance of doubt, a Person shall not be a Grandfathered Owner if such Person’s Percentage Ownership, as determined solely by the direct, indirect and constructive ownership provisions of Section 382 of the Code and the Treasury Regulations thereunder, equals or exceeds the applicable Ownership Limit as of the Effective Date.
(xi) “Grandfathered Subsidiary Owner” means any Person, together with all of its Affiliates and Associates, whose Percentage Subsidiary Ownership, as of the Effective Date, equals or exceeds the applicable Ownership Limit due to the application of the proviso in Article 12(a)(xxv). A Person shall cease to be a “Grandfathered Subsidiary Owner” if and when (1) such Person’s Percentage Subsidiary Ownership falls below the Ownership Limit; or (2) such Person increases or decreases its Percentage Subsidiary Ownership. For the avoidance of doubt, a Person shall not be a Grandfathered Subsidiary Owner if such Person’s Percentage Subsidiary Ownership, as determined solely by the direct, indirect and constructive ownership provisions of Section 382 of the Code and the Treasury Regulations thereunder, equals or exceeds the applicable Ownership Limit as of the Effective Date.
(xii) “NRS” means the Nevada Revised Statutes.
(xiii) “Ownership Limit” means, as determined with respect to a Person from time to time, (A) in the case of a Subsidiary, 5% of all interests that are treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) and (B) in the case of the Corporation, 5%, or, if and for so long as such Person has any Percentage Subsidiary Ownership (as determined from time to time) in any Subsidiary, such lesser percentage such that, after taking into account such Person’s Percentage Subsidiary Ownership of any Subsidiary, such Person would not be a Prohibited Subsidiary Owner with respect to any Subsidiary.
(xiv) “Percentage Ownership” means, as determined with respect to the Corporation from time to time, the Stock Ownership of any Person in the Corporation, as determined to yield the maximum percentage under Section 382 of the Code and Treasury Regulations issued thereunder (including, but not limited to, Treas. Regs. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382- 4) and any other applicable administrative or judicial authority, all as may be amended from time to time.
(xv) “Percentage Subsidiary Ownership” means, as determined with respect to any Subsidiary from time to time, the Stock Ownership of any Person in the Subsidiary, as determined to yield the maximum percentage under Section 382 of the Code and Treasury Regulations issued thereunder (including, but not limited to, Treas. Regs. § 1.382-2T(g), (h), (j) and (k) and Treas. Reg. § 1.382-4) and any other applicable administrative or judicial authority, all as may be amended from time to time.
(xvi) “Person” means any individual, partnership, joint venture, limited liability company, firm, corporation, unincorporated association or organization, trust or any group of any of the foregoing having a formal or informal understanding among themselves to make a “coordinated acquisition” of Equity Instruments, Stock of a Subsidiary or Stock of the Corporation within the meaning of Treas. Reg. § 1.382-3(a)(1) or who are otherwise treated as an “entity” within the meaning of Treas. Reg. § 1.382-3(a)(1) and any successor (by merger or otherwise) of any such entity or group.
(xvii) “Prohibited Distributions” means any and all distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.
(xviii) “Prohibited Owner” means, in the case of the Corporation, a Person whose Percentage Ownership, as a result of any Transfer, equals or exceeds or, but for the application of this Article 12, would equal or exceed the Ownership Limit applicable to the Corporation in the case of such Person, but shall not include any Grandfathered Owner.
(xix) “Prohibited Subsidiary Owner” means, in the case of any Subsidiary, a Person whose Percentage Subsidiary Ownership, as a result of any Transfer, equals or exceeds or, but for the application of this Article 12, would equal or exceed the Ownership Limit applicable to the Subsidiary in the case of such Person, but shall not include any Grandfathered Subsidiary Owner.
(xx) “Prohibited Transfer” means any Transfer or purported Transfer of Equity Instruments to the extent that such Transfer is or would be prohibited and/or void under this Article 12.
(xxi) “Public Group” has the meaning set forth in Treas. Reg. § 1.382-2T(f)(13).

(xxii) “Purported Transferee” has the meaning set forth in Article 12(d).
(xxiii) “Remedial Holder” has the meaning set forth in Article 12(g).
(xxiv) “Stock” means (A) in the case of any Subsidiary, any interest that would be treated as “stock” of a Subsidiary pursuant to Treas. Reg. § 1.382-2T(f)(18) and any interest that would be treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) and (B) in the case of the Corporation, any Equity Instrument or other interest in the Corporation that would be treated as “stock” of the Corporation pursuant to Treas. Reg. § 1.382-2T(f)(18) and any interest that would be treated as a direct or indirect ownership interest pursuant to Treas. Regs. § 1.382-2T(f)(8) or (15) had such Equity Instrument or other interest been originally issued by the Corporation.
(xxv) “Stock Ownership” means any direct or indirect ownership of Stock of the Corporation or of any Subsidiary, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect and constructive ownership determined under the provisions of Section 382 of the Code and the Treasury Regulations thereunder, including, for the avoidance of doubt, any ownership whereby a Person owns Stock pursuant to a “coordinated acquisition” treated as a single “entity” as defined in Treas. Reg. § 1.382-3(a)(1), or such Stock is otherwise aggregated with Stock owned by such Person pursuant to the provisions of Section 382 of the Code and the Treasury Regulations thereunder, provided that in the event that such Person, or any Associate or Affiliate of such Person, is a Receiving Party to any Derivatives Contract with respect to Stock (without regard to any short or similar position under the same or any other Derivatives Contract), such Person shall be treated as owning an amount of Stock equal to the number of Notional Units with respect to such Derivatives Contract.
(xxvi) “Subsidiary” means, as determined from time to time, a corporation or other entity taxable as a corporation for U.S. federal income tax purposes in which the Corporation has any Stock Ownership, regardless of whether such corporation or other entity has Tax Benefits.
(xxvii) “Tax Benefits” means, as may be determined with respect to any Subsidiary from time to time, the net operating loss carryforwards, Section 163(j) of the Code interest limitation carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of such Subsidiary, as well as any loss or deduction attributable to a “recognized unrealized built-in loss”, each within the meaning of Section 382 of the Code.
(xxviii) “Transfer” means (A) whether direct or indirect, any transfer, sale, assignment, issuance, redemption, gift, bequest, pledge, lien, mortgage or other encumbrance or disposition (irrespective of whether any of the foregoing is effected voluntarily, by operation of law or otherwise, or whether inter vivos or upon death) of an Equity Instrument (including, but not limited to, Stock that is an Excess Security), or (B) any other event, occurrence, action or circumstance taken or caused by a Person (other than the Corporation or a Subsidiary) that alters the Percentage Ownership or Percentage Subsidiary Ownership of any Person. A Transfer also shall include (1) entering into a Derivatives Contract or (2) the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382-4(d)). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Equity Instruments by the Corporation (unless such creation or grant of an option by the Corporation is treated as the issuance of Stock pursuant to Treas. Reg. § 1.382-4(d)).
(xxix) “Transferee” means any transferee in a Transfer.
(xxx) “Treasury Regulations” or “Treas. Reg.” means the regulations, including temporary regulations or any successor regulations, promulgated under the Code, as amended from time to time.
(b) From and after the Effective Date of this Article 12:
(i) Any Transfer or attempted Transfer with respect to an Equity Instrument prior to the Expiration Date and any Transfer or attempted Transfer with respect to an Equity Instrument pursuant to an agreement entered into prior to the Expiration Date shall be prohibited and shall be void ab initio if and to the extent that, as a result of such Transfer or attempted Transfer (or any series of related Transfers or attempted Transfers): (A) any Person would become a Prohibited Owner or Prohibited Subsidiary Owner; (B) the Percentage Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Owner would be increased or decreased; or (C) the

Percentage Subsidiary Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Subsidiary Owner would be increased or decreased. The prior sentence is not intended to prevent Equity Instruments from being DTC-eligible and shall not preclude the settlement of any transaction in Equity Instruments entered into through the facilities of a national securities exchange; provided, however, that the Equity Instruments and parties involved in such transaction shall remain subject to the provisions of this Article 12 in respect of such transaction. For the avoidance of doubt, “DTC” means the Depository Trust Company.
(ii) Any Derivatives Contract entered into prior to the Expiration Date that constitutes a Transfer or attempted Transfer shall be terminated within three (3) Business Days if and to the extent that, as a result of such Transfer or attempted Transfer (or any series of related Transfers or attempted Transfers): (A) any Person would become a Prohibited Owner or Prohibited Subsidiary Owner; (B) the Percentage Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Owner would be increased or decreased; or (C) the Percentage Subsidiary Ownership (as determined immediately prior to any such Transfer or attempted Transfer (or to the start of any series of related Transfers or attempted Transfers)) of any Grandfathered Subsidiary Owner would be increased or decreased.
(c) Notwithstanding anything to the contrary herein, the restrictions set forth in Article 12(b) shall not apply to an attempted Transfer that would otherwise be a Prohibited Transfer if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof.
As a condition to granting its approval pursuant to this Article 12(c), the Board of Directors may, in its discretion, require (at the expense of the transferor and/or Transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of any Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board of Directors may grant such approval notwithstanding the effect of such approval on such Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Equity Instruments acquired through a Transfer. Approvals of the Board of Directors hereunder may be given prospectively or retroactively. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article 12 through the Corporation’s duly authorized officers or agents. Nothing in this Article 12(c) shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.
(d) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized for any purpose as the owner of any Excess Security or as a stockholder of the Corporation for any purpose in respect of any Excess Security. The Purported Transferee shall not be entitled, with respect to any Excess Security, to any rights of a stockholder of the Corporation, whether liquidating or otherwise, in respect thereof, if any, and ownership of the Excess Security shall be deemed to remain with the transferor unless and until the Excess Security is transferred to the Agent pursuant to Article 12(e) or until an approval is obtained under Article 12(c). After an Equity Instrument that is an Excess Security shall have been acquired in a Transfer that is not a Prohibited Transfer, the Equity Instrument shall cease to be an Excess Security. For this purpose, any Transfer of an Excess Security not in accordance with the provisions of this Article 12(d) or Article 12(e) shall also be a Prohibited Transfer.
(e) If the Board of Directors determines that a transaction involving any Equity Instrument constitutes a Prohibited Transfer (or would, but for the application of this Article 12, constitute a Prohibited Transfer), then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of any and all Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Equity Instruments or otherwise would adversely affect the value of the Equity Instruments. If a Purported Transferee has resold any Excess Security before receiving the Corporation’s demand to surrender the Excess Security to the Agent, the Purported Transferee shall be deemed to have sold the Excess Security for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sale proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Article 12(f) if the Agent rather than the Purported Transferee had resold the Excess Security. Any Equity Instrument purchased by the Corporation pursuant to this Article 12(e) shall no longer constitute issued and outstanding Stock of the Corporation unless and until such Equity Instrument is reissued by the Corporation.
(f) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (i) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (ii) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (iii) third, any remaining amounts shall be paid to one or more organizations selected by the Board of Directors which is described under Section 501(c)(3) of the Code (or any comparable successor provision) and contributions to which are eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such Excess Securities shall be limited to the amount payable to the Purported Transferee pursuant to this Article 12(f). In no event shall the proceeds of any sale of Excess Securities pursuant to this Article 12(f) inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.
(g) In the event of any Transfer that does not involve a Transfer of an Equity Instrument within the meaning of Nevada law but that would cause a Person to violate this Article 12 (including, but not limited to, the acquisition of Stock of any Subsidiary or any other transaction that increases the Percentage Ownership or Percentage Subsidiary Ownership of any Person), the application of Article 12(e) and Article 12(f) shall be modified as described in this Article 12(g). In such case, such Person (such Person, together with any other Person whose Stock Ownership is attributed to such Person, a “Remedial Holder”) shall be deemed to have disposed (simultaneously with the Transfer giving rise to the application of this Article 12(g)) of and shall be required to dispose of sufficient Equity Instruments (which Equity Instruments shall be disposed of in the inverse order in which they were acquired) to cause such Person, following such disposition, not to be in violation of this Article 12 and such Equity Instruments shall be treated as Excess Securities. Any Equity Instrument treated as an Excess Security under this Article 12(g) shall be disposed of through the Agent as provided in Article 12(e) and Article 12(f), except that the maximum aggregate amount payable to a Remedial Holder in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. A Remedial Holder shall not be entitled, with respect to any such Excess Security, to any rights of a stockholder of the Corporation, including, without limitation, the right to vote such Excess Security, whether liquidating or otherwise, in respect thereof, if any, following the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Security shall be paid out of any amounts due such Person or such other Person. The purpose of this Article 12(g) is to extend the restrictions in Article 12(b) and Article 12(e) to situations in which a Prohibited Transaction would have otherwise occurred if there had been a direct Transfer of Equity Instruments, and this Article 12(g), along with the other provisions of this Article 12, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Equity Instruments.
(h) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty (30) days from the date on which the Corporation makes a written demand pursuant to Article 12(e), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Article 12(h) shall (i) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article 12 being void ab initio, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (iii) cause any failure of the Corporation to act to constitute a waiver or loss of any right of the Corporation under this Article 12. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article 12.

(i) To the fullest extent permitted by law, any stockholder of the Corporation subject to the provisions of this Article 12 who knowingly violates the provisions of this Article 12 and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, a Subsidiary’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.
(j) In addition to any other condition that may be imposed under these Amended and Restated Articles of Incorporation with respect to the validity, effectiveness, registration and/or recognition of the ownership of or a Transfer (other than a Prohibited Transfer) with respect to any Equity Instrument or Derivatives Contract (including, but not limited to, the right to exercise any voting or other right under or receive distributions with respect to any Equity Instrument), the Corporation may require each stockholder of the Corporation, any proposed Transferee of an Equity Instrument or Derivatives Contract, any Person who is a beneficial, legal or record holder of an Equity Instrument or Derivatives Contract and any Person controlling, controlled by or under common control with any of the foregoing, to provide information relating to the direct or indirect ownership interest of any Equity Instrument or Derivatives Contract, compliance with this Article 12 and/or the status of the Tax Benefits of any Subsidiary. The Corporation may make such arrangements or issue such instructions to its transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article 12, including, without limitation, authorizing such transfer agent to require an affidavit from a proposed Transferee of an Equity Instrument or Derivatives Contract regarding such Person’s actual and constructive ownership of Equity Instruments or Derivatives Contracts and other evidence that a Transfer will not be prohibited by this Article 12 as a condition to registering any transfer.
(k) Each certificate or book-entry, and any notice of issuance provided to stockholders of the Corporation, representing shares of Stock issued by the Corporation shall, pursuant to NRS 78.242(3) and NRS 104.8204, conspicuously include a legend substantially in the following form:
“THE AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED (THE “CHARTER”), OF JANEL CORPORATION (THE “CORPORATION”) CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CHARTER) OF STOCK (AS DEFINED IN THE CHARTER) IN THE CORPORATION WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS (THE “BOARD OF DIRECTORS”) OF THE CORPORATION IF SUCH TRANSFER AFFECTS THE PERCENTAGE OWNERSHIP OF STOCK (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) OF THE CORPORATION OR A SUBSIDIARY (AS DEFINED IN THE CHARTER), OR RESULTS IN A TRANSFER RELATING TO A DERIVATIVES CONTRACT (AS DEFINED IN THE CHARTER) THAT IS TREATED AS OWNED BY A PROHIBITED OWNER (AS DEFINED IN THE CHARTER) OR PROHIBITED SUBSIDIARY OWNER (AS DEFINED IN THE CHARTER). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CHARTER) TO THE CORPORATION’S AGENT OR OTHERWISE TERMINATE THE DERIVATIVES CONTRACT WITHIN THREE (3) BUSINESS DAYS. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE STOCK OF THE CORPORATION BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE STOCK THAT VIOLATES THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT STOCK PURSUANT TO THE TERMS PROVIDED FOR IN THE CHARTER TO CAUSE THE PROHIBITED OWNER OR PROHIBITED SUBSIDIARY OWNER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CHARTER CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”
The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of Equity Instruments that are subject to conditions imposed by the Board of Directors under Article 12(c) also bear a conspicuous legend referencing the applicable restrictions.

(l) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article 12, including, without limitation, (i) the identification of Prohibited Owners and Prohibited Subsidiary Owners, (ii) whether a Transfer is or would constitute a Prohibited Transfer, (iii) the Percentage Ownership or Percentage Subsidiary Ownership, (iv) whether an instrument constitutes an Equity Instrument or a Derivatives Contract, (v) the amount (or fair market value) due to a Purported Transferee pursuant to Article 12(f), (vi) any other matters which the Board of Directors determines to be relevant and (vii) the determination of the Ownership Limit of a Person or group of Persons; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article 12. In addition, the Board of Directors may, to the extent permitted by law, from time to time amend, modify or supplement these Amended and Restated Articles of Incorporation in a manner not inconsistent with the provisions of this Article 12 for purposes of determining whether any Transfer of Equity Instruments or Derivatives Contracts would jeopardize or endanger a Subsidiary’s ability to preserve and use any Tax Benefits and for the orderly application, administration and implementation of this Article 12.
(m) Nothing contained in this Article 12 shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to enable a Subsidiary, the Corporation and the stockholders of the Corporation to preserve any Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) accelerate the Expiration Date, (ii) modify the Ownership Limit or any Person covered by this Article 12, (iii) modify the definitions of any terms set forth in this Article 12 or (iv) modify the terms of this Article 12 as appropriate, in each case, in order to prevent an ownership change with respect to the Corporation or any other Subsidiary for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Board of Directors shall deem appropriate.
(n) In the case of an ambiguity in the application of any of the provisions of this Article 12, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article 12 requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article 12. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent and all other parties for all other purposes of this Article 12. The Board of Directors may delegate all or any portion of its duties and powers under this Article 12 to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article 12 through the Corporation’s duly authorized officers or agents. Nothing in this Article 12 shall be construed to limit or restrict the Board of Directors in its exercise of its fiduciary duties under applicable law.
(o) To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the officers or agents of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article 12. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Equity Instruments owned by, any stockholder of the Corporation, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Equity Instruments.
(p) Nothing in this Article 12 shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article 12. This Article 12 shall be for the sole and exclusive benefit of the Corporation and the Agent.

(q) This Article 12 is imposed under authority granted by NRS 78.242(2). No restriction imposed by this Article 12 is binding upon any stockholder of the Corporation with respect to Stock of the Corporation owned by such stockholder at the time the restriction is adopted, regardless of any later effective time of such restrictions, unless such stockholder voted in favor of the restriction.